Exhibit 5.1

July 24, 2020

XpresSpa Group, Inc. 780 Third Avenue, 12th Floor New York, New York 10017

Re:	XpresSpa Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to XpresSpa Group, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to an aggregate of $200,000,000 of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iii) senior debt securities of the Company (the “Senior Debt Securities”); (iv) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”); (vi) rights to purchase Common Stock, Preferred Stock or any other securities of the Company covered by the Registration Statement (the “Rights”); and (vii) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Warrants or Rights. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units are hereinafter referred to collectively as the “Shelf Securities.” The Shelf Securities may be issued and sold from time to time as set forth in the Registration Statement, any amendment thereto, and the base prospectus contained therein (the “Base Prospectus”) and any supplements thereto or term sheets to be filed pursuant to the rules and regulations promulgated under the Securities Act.

The Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”), to be entered into by the Company and a trustee qualified to act as such under the Trust Indenture Act of 1939 (the “Indenture Trustee”). The Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture”), to be entered into by the Company and the Indenture Trustee. The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent to be specified therein. The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) to be entered into between the Company and a rights agent to be specified therein (the “Rights Agent”). The Units will be issued pursuant to a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent to be specified therein (the “Unit Agent”).

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In connection herewith, we have examined the Registration Statement, including the form of Senior Indenture filed as Exhibit 4.28 thereto and the form of Subordinated Indenture filed as Exhibit 4.29 thereto. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form have been filed with the Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Statement and certificates and statements of appropriate representatives of the Company.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Senior Indenture or Subordinated Indenture, as applicable, will have been duly authorized, executed and delivered by the Company and the Indenture Trustee and will be the valid and legally binding obligation of the Indenture Trustee, enforceable against such party in accordance with its terms; (2) at the time of the execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each party thereto (other than the Company), enforceable against such party in accordance with its terms; (3) at the time of the execution, countersignature, issuance and delivery of the Rights, the related Rights Agreement will be the valid and legally binding obligation of the Rights Agent, enforceable against such party in accordance with its terms; and (4) at the time of the execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of the Debt Securities, the Senior Indenture or Subordinated Indenture, as applicable, will be in full force and effect and will not have been terminated or rescinded by the Company or the Indenture Trustee; (2) at the time of execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and each of the other parties thereto and will be in full force and effect and will not have been terminated or rescinded by the Company or any such other party; (3) at the time of execution, issuance and delivery of the Rights, the Rights Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; (4) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the Unit Agent and will be in full force and effect and will not have been terminated or rescinded by the Company or the Unit Agent; and (5) at the time of issuance and sale of any of the Shelf Securities, the terms of the Shelf Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.           With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company or a duly constituted and acting committee of such board (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise, conversion or exchange of any Shelf Securities, the Common Stock will be validly issued, fully paid and nonassessable.

2.            With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock and (b) due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise, conversion or exchange of any Shelf Securities, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.            With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of (i) the Senior Indenture, in the case of the Senior Debt Securities, or (ii) the Subordinated Indenture, in the case of the Subordinated Debt Securities, in each case as applicable, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Warrants upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            With respect to the Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Rights, the related Rights Agreements and any Shelf Securities which are components of the Rights, (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Rights, the Rights Agreements, and the Shelf Securities that are components of such Rights, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Senior Indenture, in the case of Senior Debt Securities, and (iii) Subordinated Indenture, in the case of Subordinated Debt Securities, such Rights will be validly issued and will entitle the holders thereof to the rights specified in the Rights Agreements.

6.            With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Units, the related Unit Agreements and any Shelf Securities which are components of the Units, the terms of the offering thereof and related matters, (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units, the Unit Agreements, and the Shelf Securities that are components of such Units, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants, (ii) Rights Agreement, in the case of Rights, (iii) Senior Indenture, in the case of Senior Debt Securities, and (iv) Subordinated Indenture, in the case of Subordinated Debt Securities, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

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In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)          Our opinions herein reflect only the application of (i) the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) and (ii) the federal laws of the United States (excluding the federal securities laws, as to which we express no opinion). The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)          Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) an implied covenant of good faith and fair dealing; (iv) requirements that a claim with respect to the Shelf Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign or composite currency.

(c)          Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)          We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Rights Agreement, Unit Agreement or other agreement which are violative of public policy underlying any law, rule or regulation (including any federal or State securities law, rule or regulation) or the legality of such rights.

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(e)          We express no opinion as to the enforceability of (1) any provision in any Senior Indenture, Subordinated Indenture, Warrant Agreement, Rights Agreement, Unit Agreement or other agreement purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (2) any choice of law provision of any Senior Indenture, Subordinated Indenture, Warrant Agreement, Rights Agreement, Unit Agreement or other agreement relating thereto.

(f)           You have informed us that you intend to issue the Shelf Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Shelf Securities you will afford us an opportunity to review the operative documents pursuant to which such Shelf Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Shelf Securities.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such States as you deem necessary in the course of complying with the laws of such States regarding the offering and sale of the Shelf Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ BRYAN CAVE LEIGHTON PAISNER LLP